                                                                   EXHIBIT 99.27



                              STOCKHOLDER AGREEMENT


                  This Stockholder Agreement dated as of September 26, 2001 is by and between Reliant Resources, Inc., a corporation organized under the laws of Delaware ("Parent"), and each of the parties listed on the signature pages hereto (each, a "Stockholder").

                  WHEREAS, Orion Power Holdings, Inc., a company organized under the laws of Delaware (the "Company"), Reliant Resources, Inc., a corporation organized under the laws of Delaware and a wholly owned subsidiary of Parent ("Merger Sub"), and the Parent are entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement");

                  WHEREAS, each Stockholder is the registered and beneficial owner of that number of shares of common stock, par value $0.01, of the Company (the "Company Common Stock") set forth opposite such Stockholder's name on Annex A hereto; and

                  WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, and as an inducement to it to do so, each Stockholder has agreed for the benefit of Parent as set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                   Section 1.01. DEFINITIONS FROM MERGER AGREEMENT. Terms defined in the Merger Agreement and used but not defined herein having the meanings assigned to such terms in the Merger Agreement.

                   Section 1.02. STOCKHOLDER SHARES. With respect to each Stockholder, the term "Stockholder Shares" shall mean (i) the Company Common Stock owned by such Stockholder on the date hereof, (ii) any shares of stock of the Company acquired by the Stockholder after the date hereof and (iii) any capital stock, securities or other property into which any Stockholder Shares shall have been or shall be converted or changed, whether by amendment to the by laws or certificate of incorporation of the Company (or similar charter documents), merger, consolidation, reorganization, capital change or otherwise.

                                   ARTICLE II

                          COVENANTS OF THE STOCKHOLDER

                   Section 2.01. AGREEMENT TO VOTE. At any meeting of the stockholders of the Company held prior to the earlier of (i) the Effective Time of the Merger and (ii) the termination of the Merger Agreement in accordance with its terms (such earlier time being herein referred to as the "Voting Termination Date"), however called, and at every adjournment or postponement thereof prior to the Voting Termination Date, or in connection with any written consent of or any other action by the stockholders of the Company given prior to the Voting Termination Date, each Stockholder shall vote or cause to be voted such Stockholder's Stockholder Shares (a) in favor of the approval of the Merger Agreement and each of the other transactions contemplated by the Merger Agreement, and any actions required in furtherance hereof and thereof, and (b) against any Acquisition Proposal that is inconsistent with the transactions contemplated by the Merger Agreement. No Stockholder shall enter into any agreement or understanding with any person prior to the Voting Termination Date, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of the Stockholder Shares in any manner inconsistent with the preceding sentence.

                   Section 2.02. PROXIES AND VOTING AGREEMENTS. Each Stockholder hereby revokes any and all previous proxies granted with respect to matters set forth in Section 2.01. Prior to the Voting Termination Date, each Stockholder shall not, directly or indirectly, except as contemplated hereby, grant any proxies or powers of attorney with respect to matters set forth in Section 2.01, deposit any of the Stockholder Shares or enter into a voting agreement with respect to any of the Stockholder Shares.

                   Section 2.03. NO SOLICITATION.

                   (a) After the date hereof and prior to the Voting Termination Date, each Stockholder and each of its subsidiaries shall not, and such Stockholder shall direct and use its commercially reasonable efforts to cause its and its subsidiaries' officers, directors, partners and employees, and any attorney, accountant, investment banker, financial advisor or other agent retained by it or any of its subsidiaries in their capacity as an agent or representative of the Stockholder (collectively, the "Stockholder Representatives") not to, directly or indirectly, initiate, solicit or negotiate or provide nonpublic or confidential information to facilitate, any proposal or offer (including, without limitation, any proposal or offer to Company stockholders) with respect to an Acquisition Transaction, it being understood for purposes of this Agreement that Goldman, Sachs & Co. is not and shall not be deemed to be a Stockholder Representative to any Stockholder.

                   (b) Each Stockholder shall notify Parent orally and in writing as soon as reasonably practicable after receipt of any Acquisition Proposal which is directed to such Stockholder in its capacity as such. Each Stockholder will (i) inform Parent, on a timely basis, of any material changes or modifications in the material terms of any such Acquisition Proposal, and
(ii) provide to Parent as soon as reasonably practicable after receipt or delivery thereof copies of all correspondence and other written material sent or provided to such Stockholder in its capacity as such from any third party in connection with any Acquisition Proposal. Any written notice under this Section
2.03 may be given by facsimile with receipt confirmed or by personal delivery.

                   (c) Each Stockholder in its capacity as such agrees that, to the extent it has not already done so, it will immediately cease and cause to be terminated any existing activities, discussions or negotiations by the Stockholder in its capacity as such or any Stockholder Representative with any person other than Parent conducted heretofore with respect to any Acquisition Proposal.

                   (d) Prior to the Voting Termination Date, no Stockholder in its capacity as such shall enter into any agreement with any person that provides for, or is designed to facilitate, an Acquisition Proposal.

                   (e) The provisions of this Section 2.03 do not prohibit or restrict in any manner any Stockholder Representative who is also a director, officer, employee, investment banker, financial advisor or other agent retained by the Company or any of its subsidiaries from taking actions permitted by
Section 5.03 of the Merger Agreement or, if applicable, from performing his duties (including fiduciary duties) as a director or officer of the Company.

                   Section 2.04. TRANSFER OF STOCKHOLDER SHARES BY THE STOCKHOLDER. Prior to the Voting Termination Date, no Stockholder shall (a) subject any of such Stockholder's Stockholder Shares to, or suffer to exist on any of such Stockholder Shares, any lien, pledge, security interest, charge or other encumbrance or restriction, other than pursuant to this Agreement, or (b) sell, transfer, assign, convey or otherwise dispose of any interest in or title to any of such Stockholder Shares or any options or warrants to acquire, or securities convertible into, shares of Company Common Stock, other than a disposition by operation of law pursuant to the Merger. Notwithstanding any other provision in this Agreement, nothing in this Agreement shall prohibit the Stockholder from transferring any of the Stockholder Shares or Warrants to any affiliate of the Stockholder who agrees to be bound by the terms of this Agreement.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                               OF EACH STOCKHOLDER

                   Each Stockholder represents and warrants (severally but not jointly) to Parent that:

                   Section 3.01. OWNERSHIP. Such Stockholder is as of the date hereof the beneficial and legal owner of the Stockholder Shares set forth opposite such Stockholder's name on Annex A to this Agreement, such Stockholder has the sole right to vote such Stockholder Shares and there is no restriction on rights of disposition or other lien, pledge, security interest, charge or other encumbrance or restriction pertaining to such Stockholder Shares. None of such Stockholder Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Stockholder Shares, and no proxy, power of attorney or other authorization has been granted with respect to any of such Stockholder Shares.

                   Section 3.02. AUTHORITY AND NON-CONTRAVENTION. Such Stockholder is an entity duly formed and validly existing under the laws of the jurisdiction in which it is formed or organized. Such Stockholder has the right, power and authority, and such Stockholder has been duly authorized by all necessary action (including consultation, approval or other action by or with any other person), to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby. Such actions by such Stockholder (a) require no action by or in respect of, or filing with, any Governmental Entity with respect to the Stockholder, except such filings as may be required with the SEC and (b) do not and will not contravene or constitute default under any provision of applicable law or regulation or any agreement, judgment, injunction, order, decree or other instrument binding on such Stockholder or result in the imposition of any lien, pledge, security interest, charge or other encumbrance or restriction on any of the Stockholder Shares (other than as provided in this Agreement with respect to such Stockholder Shares).

                   Section 3.03. BINDING EFFECT. This Agreement has been duly executed and delivered by such Stockholder and is the valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

                   Section 3.04. TOTAL SHARES. The Stockholder Shares set forth opposite such Stockholder's name on Annex A hereto are the only shares of the Company owned beneficially by such Stockholder or registered in the name of such Stockholder as of the date hereof, and such Stockholder does not have any option to purchase or right to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any other securities of the Company, other than warrants to purchase Company Common Stock.

                   Section 3.05. FINDER'S FEES. No investment banker, broker or finder is entitled to a commission or fee from the Company, Parent, or any other party to the Merger Agreement in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder, except as otherwise provided in the Merger Agreement.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

                   Parent represents and warrants to each Stockholder that:

                   Section 4.01. CORPORATE POWER AND AUTHORITY. Parent is a corporation duly formed and validly existing under the laws of Delaware. Parent has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent.

                   Section 4.02. BINDING EFFECT. This Agreement has been duly executed and delivered by Parent and is the valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

                                    ARTICLE V

                                  MISCELLANEOUS

                   Section 5.01. EXPENSES. Each party hereto shall pay its own expenses (including, without limitation, the fees, costs and disbursements of counsel and other advisors) incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, any action at law or in equity to enforce or interpret the terms of this Agreement.

                   Section 5.02. SPECIFIC PERFORMANCE. Each Stockholder agrees that Parent would be irreparably damaged if for any reason such Stockholder fails to perform any of such Stockholder's obligations under this Agreement, and that Parent would not have an adequate remedy at law for money damages in such event. Accordingly, Parent shall be entitled to seek specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by any Stockholder. This provision is without prejudice to any other rights that Parent may have against any Stockholder for any failure to perform its obligations under this Agreement.

                   Section 5.03. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally to, or mailed by registered or certified mail (return receipt requested) if and when received by, or sent via facsimile if and when received by, the parties at the following addresses (or at such other address or addresses for a party as shall be specified by like notice):

     (a)    if to Parent, to:                with a copy to:
            Reliant Resources, Inc.          Baker Botts L.L.P.
            1111 Louisiana                   One Shell Plaza
            Houston, Texas  77002            910 Louisiana
            Attention:  Michael L. Jines     Houston, Texas  77002
            Facsimile:  713-207-0116         Attention:  Stephen A. Massad
                                             Facsimile:  713-229-7775

     (b)    if to any Stockholder, to:       with copies to:
            Goldman, Sachs & Co.             Goldman, Sachs & Co.
            85 Broad Street                  85 Broad Street
            New York, New York 10004         New York, New York 10004
            Attention:  Terry O'Toole        Attention: David J. Greenwald, Esq.
            Facsimile:  (212) 357-5505       Facsimile:  (212) 357-5505

                   Section 5.04. INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words

"without limitation." Unless the context otherwise requires, "or" is disjunctive but not necessarily exclusive, and words in the singular include the plural and in the plural include the singular. The term "person" is to be interpreted broadly to include any corporation, partnership, trust, limited liability company, government or other entity and any group (as used with respect to Section 13(d) of the Exchange Act).

                   Section 5.05. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

                   Section 5.06. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereto and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                   Section 5.07. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Chancery Court or other Courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Chancery Court or other Courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice.

                   Section 5.08. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. Notwithstanding any other provision in this Agreement, nothing in this Agreement shall prohibit the Stockholder from assigning this Agreement without the consent of Parent to any affiliate of the Stockholder who agrees to be bound by the terms of this Agreement.

                   Section 5.09. AMENDMENTS; TERMINATION. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. This Agreement shall terminate (a) upon the mutual agreement of the parties hereto or (b) immediately upon the earliest of (x) the date on which the Merger Agreement is terminated in accordance with its terms, (y) the Effective Time of the Merger, and (z) an amendment to the Merger Agreement which has not been consented to in writing in advance by each Stockholder, other than a ministerial amendment that would not adversely affect any Stockholder or the consideration to be received under the Merger Agreement.

                   Section 5.10. CERTAIN EVENTS. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder Shares set forth opposite such Stockholder's name in Annex A hereto and shall be binding upon any person to which legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise.

                   Section 5.11. SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision, and this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. The parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid provision the effects of which come as close as possible to those of such invalid, illegal or unenforceable provision.

                   Section 5.12. OBLIGATIONS. The obligations of the Stockholders under this Agreement are several but not joint.

                   IN WITNESS WHEREOF, the Parent and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.


                                  [SEE ATTACHED]
                                  ---------------------------------------------



                                  By
                                       ----------------------------------------
                                       Name:
                                       Title:


                                  RELIANT RESOURCES, INC.



                                  By
                                       ----------------------------------------
                                       Name:
                                       Title:

                                  GS CAPITAL PARTNERS III, L.P.
                                  BY:  GS Advisors III, L.L.C.
                                       Its General Partner



                                  BY:
                                           ------------------------------------
                                           Name:
                                           Title:

                                  GS CAPITAL PARTNERS III OFFSHORE, L.P.
                                  BY:      GS Advisors III, L.L.C.
                                           Its General Partner



                                  BY:
                                           ------------------------------------
                                           Name:
                                           Title:

                                  GOLDMAN, SACHS & CO. VERWALTUNGS GmbH
                                  BY:



                                      Name:
                                     Title:

                                  GS CAPITAL PARTNERS II, L.P.
                                  BY:      GS Advisors, L.L.C.
                                           Its General Partner



                                  BY:
                                           ------------------------------------
                                           Name:
                                           Title:

                                  GS CAPITAL PARTNERS II OFFSHORE, L.P.
                                  BY:      GS Advisors II, L.L.C.
                                           Its General Partner



                                  BY:
                                           ------------------------------------
                                           Name:
                                           Title:

                                  GOLDMAN, SACHS & CO. VERWALTUNGS GmbH
                                  BY:



                                           ------------------------------------
                                           Name:
                                           Title:

                                  STONE STREET FUND 1998, L.P.
                                  BY:      Stone Street 1998, L.L.C.
                                           Its General Partner



                                  BY:
                                           ------------------------------------
                                           Name:
                                           Title:





                                  BRIDGE STREET FUND 1998, L.P.
                                  BY:      Stone Street 1998, L.L.C.
                                           Its General Partner



                                  BY:
                                           ------------------------------------
                                           Name:
                                           Title:

                                  STONE STREET FUND 2000, L.P.
                                  BY:      Stone Street 2000, L.L.C.
                                           Its General Partner



                                  BY:
                                           ------------------------------------
                                           Name:
                                           Title:

                                  BRIDGE STREET SPECIAL OPPORTUNITIES FUND
                                  2000, L.P.
                                  BY:      Bridge Street Special
                                            Opportunities 2000, L.L.C.
                                           Its General Partner



                                  BY:
                                           ------------------------------------
                                           Name:
                                           Title:

                                     ANNEX A



Stockholder                                                      Shares Owned
-----------                                                      ------------

GS Capital Partners II, L.P.
                                                                   14,984,097
GS Capital Partners II Offshore, L.P.
                                                                    5,956,795
GS Capital Partners II Germany C.L.P.
                                                                      552,685
GS Capital Partners III, L.P.
                                                                    8,796,383
GS Capital Partners III Offshore, L.P.
                                                                    2,418,232
GS Capital Partners III Germany C.L.P.
                                                                      406,086
Stone Street Fund 1998, L.P.
                                                                      773,101
Bridge Street Fund 1998, L.P.
                                                                      233,322
Stone Street Fund 2000, L.P.
                                                                      197,579
Bridge Street Special Opportunities Fund 2000, L.P.
                                                                      131,720
                                                          --------------------

                                                                   34,450,000
                                                          ====================